UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

September 13, 2012 (September 11, 2012)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(760) 727-1280

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2012, Bruce McEvoy informed our parent company, DJO Global, Inc. (“DJO” or the “Company”), that he has resigned from the Board of Directors of the Company (the “Board”) effective immediately. Mr. McEvoy also resigned as a member of the Company’s Audit Committee and Compensation Committee. Mr. McEvoy’s decision to resign was not due to any disagreement with the Company’s management or Board.

On September 11, 2012, DJO’s Board of Directors elected James R. (Ron) Lawson and James A. Quella as members of the Board of DJO effective immediately. Mr. Quella was also appointed to serve as a member of the Compensation Committee.

James R. (Ron) Lawson:

Mr. Lawson has over 35 years of experience in the orthopedic medical device industry. He is currently Chairman of the Board of IMDS, an orthopedic contract manufacturing and innovation company, a member of the Health Care Advisory Board of Arsenal Capital Partners and a member of the board of directors of Cold Plasma Medical Technologies, a startup company specializing in the field of plasma medicine. Mr. Lawson has served in several senior management positions, including as Senior Vice President of Howmedica’s Worldwide Sales and Customer Service (prior to its acquisition by Stryker Corporation) and at Stryker as Senior Vice President of Sales, Marketing and Product Development, President EMEA, and Group President, International and Global Orthopedics. Mr. Lawson has also been involved as an entrepreneur in several privately held businesses. Mr. Lawson retired from Stryker in 2007 and in 2008 he formed Lawson Group LLC which provides strategic consulting services specializing in the orthopedic medical technology field.

On September 11, 2012, the Board’s Compensation Committee approved Mr. Lawson’s compensation as a director of DJO, consisting of annual cash compensation of $200,000 per year. In addition to his responsibilities as a member of the Board, Mr. Lawson will devote up to 40 days per year to assist the Company in building its surgical business in the US and all of its businesses outside the US, with special focus on assisting in the building of a stronger distribution network outside the US.

Mr. Lawson was also granted the right to purchase up to $1,000,000 in shares of the Company’s common stock at a price of $16.46 per share. In addition, on September 11, 2012 the Board’s Compensation Committee granted Mr. Lawson options to acquire 100,000 shares of the Company’s common stock at an exercise price per share equal to $16.46 pursuant to the form of stock option agreement annexed hereto as Exhibit 10.1 and incorporated herein by reference. One-third of these stock options will vest in equal annual installments over three years, contingent on Mr. Lawson’s continued service as a director through each vesting date. These stock options would become immediately exercisable, upon the occurrence of a change in control (as defined in the stock option agreement), if Mr. Lawson were to remain in continuous service as a director of the Company until the consummation of the change in control. The other two-thirds of the stock options will vest based upon achieving a minimum return of money on invested capital (MOIC), as defined in the stock option agreement, with respect to the aggregate investment by affiliates of The Blackstone Group, LP (“Blackstone Investors”) in DJO’s capital stock, to be achieved by the Blackstone Investors following a liquidation of all or a portion of its investment in DJO’s capital stock. One-third of the options utilize a 2.25 MOIC and one-third utilize a 2.50 MOIC. All shares of common stock (including those issued pursuant to the exercise of options) will be subject to the repurchase provisions applicable generally to shares held by members of DJO management pursuant to the Management Stockholders Agreement, dated as of November 3, 2006 and amended on November 20, 2007, by and between DJO, the Blackstone Investors and the management stockholders party thereto, which were previously filed as Exhibit 10.22 of DJO Finance LLC’s Registration Statement on Form S-4, filed on April 18, 2007 (File No. 333-142188) and Exhibit 10.2 of DJO Finance LLC’s Current Report on Form 8-K, filed on November 27, 2007, respectively, and are incorporated herein by reference.

James A. Quella:

Mr. Quella is a Senior Managing Director and Senior Operating Partner in the Corporate Private Equity group of The Blackstone Group, LP (“Blackstone”). Affiliates of Blackstone own substantially all of the capital stock of DJO. Prior to joining Blackstone in 2004, Mr. Quella was a Managing Director and Senior Operating Partner with DLJ Merchant Banking Partners and CSFB Private Equity. Prior to that, Mr. Quella worked at Mercer Management Consulting and Strategic Planning Associates, its predecessor firm, where he served as a senior consultant to CEOs and senior management teams, and was Co-Vice Chairman with shared responsibility for overall management of the firm. Mr. Quella has been a member of various Private Equity company boards and currently serves as a director of Catalent, Freescale Semiconductor and Michaels Stores.

As an affiliate of Blackstone, Mr. Quella will not be compensated by DJO for serving as a member of the Company’s Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

10.1	Form of Stock Option Agreement between DJO Global, Inc. and James R. Lawson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC
Date: September 13, 2012
	By:	/s/ DONALD M. ROBERTS
	Name:	Donald M. Roberts
	Title:	Executive Vice President
& General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Form of Stock Option Agreement between DJO Global, Inc. and James R. Lawson

5